UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices) (Zip Code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2017, SI Financial Group, Inc. (the “Company”), the holding company for Savings Institute Bank and Trust Company (the “Bank”), announced the retirement of Gerald D. Coia as Senior Vice President and Chief Credit Officer of the Bank effective December 31, 2017. The Company also announced that Paul R. Little has been named Chief Credit Officer and Kenneth Martin has been named Chief Lending Officer of the Bank effective December 31, 2017.

Mr. Little was named Chief Lending Officer in 2013 after having served as Senior Vice President and Senior Commercial Loan Officer since he joined the Bank in 2011. Mr. Martin has served as Vice President and Rhode Island Market Executive since joining the Bank in May 2017.

A copy of the press release announcing the appointments is attached as Exhibit 99.1 in this Current Report and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits
Exhibits
Number    Description
    99.1 Press Release dated November 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date:	November 20, 2017	By:	/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer